UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2005

Lone Star Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12881	75-2085454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15660 North Dallas Parkway, Suite 500 Dallas, Texas 75248
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (972) 770-6401

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement

On March 1, 2005, at a meeting of the Human Resources Committee (“Committee”) and the Board of Directors of Lone Star Technologies, Inc. (“Lone Star”), the Committee (i) approved the general terms of the 2005 Annual Cash Incentive Bonus Program (“2005 Program”) which is applicable to key employees of Lone Star and its operating companies, including Lone Star’s executive officers; (ii) authorized payment of cash bonuses to the executive officers and other participants in the 2004 Annual Cash Incentive Program, which has terms that are substantially similar to those of the 2005 Program; and (iii) approved certain restricted stock grants for directors and officers of Lone Star (the “Restricted Stock Grants”).

2005 Program

Annual cash bonus targets as a percentage of salary (ranging from 20% to 100%) were established for each participant in the 2005 Program.  Achievement by the participant’s employer of 100% of its 2005 targeted ROIC (return on invested capital, which is earnings before income taxes divided by total assets less non-interest bearing liabilities) would establish an opportunity pool equal to 100% of the sum of all participants’ target bonus amounts.  If the employer achieves less than 80% of its 2005 targeted ROIC, any cash bonuses would be payable to its employee-participants only from a pool based on individual achievement, the total amount of which is 20% of the opportunity pool.  If the employer achieves more than 100% of its 2005 targeted ROIC, the opportunity pool would be increased proportionally (up to a maximum of 200% of the sum of the participants’ target bonus amounts.)

The Committee, in its sole discretion, administers the 2005 Program and selects the key employees and executive officers who participate in the 2005 Program.  The Committee reserves the right to modify the awards and the terms of the 2005 Program, and final awards are determined by the Committee in its discretion.  The Committee also considers achievement of individual objectives in deciding on the amount of any bonus for a participant.

The Committee’s approval of the terms of the 2005 Program shall not be deemed to create an enforceable agreement between Lone Star or any of its subsidiaries and any employee, and the Committee retains the right to reduce or refuse to authorize any awards under the 2005 Program, regardless of the attainment of any Program objectives.  No right to any award shall be deemed to exist unless and until the Committee authorizes payment of awards under the 2005 Program following the completion of the 2005 fiscal year.

Bonuses Under 2004 Program

At the March 1st meeting, the Committee confirmed that Lone Star had achieved more than 100% of its 2004 targeted ROIC, determined the amounts of the cash bonuses to be paid to participants in the 2004 Annual Cash Incentive Bonus Program and directed that the payments of those bonuses be made on or before March 15, 2005.  The five persons who served as executive officers of Lone Star during 2004 and received cash compensation exceeding $100,000 during that year were awarded the following cash bonuses:  Rhys J. Best, $950,000;  Joseph Alvarado, $290,000;  W. Byron Dunn, $375,000;  Charles J. Keszler, $200,000; and Robert F. Spears, $150,000.

Restricted Stock Grants

Attached as Exhibit 10.2 and incorporated herein by reference is the Form of Director and Officer Restricted Stock Agreement (the “Agreement”) that Lone Star expects to use in connection with the Lone Star Technologies, Inc. 2004 Long-Term Incentive Plan.  The Restricted Stock Grants are subject to the terms of the Agreement.

Item 9.01.  Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

Exhibit Number	Exhibit Title
10.1	Summary of the 2005 Annual Cash Incentive Bonus Program.
10.2	Form of Director and Officer Restricted Stock Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE STAR TECHNOLOGIES, INC.

	By:	/s/ Robert F. Spears
Robert F. Spears,
Vice President, General Counsel and Secretary

Date:	March 7, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Title
10.1	Summary of the 2005 Annual Cash Incentive Bonus Program.
10.2	Form of Director and Officer Restricted Stock Agreement.